Senator Clinton and Congressman McHugh Announce Pipeline Data's Expansion in NY July 06, 2004 09:25:00 AM ET


     Senator Hillary Clinton (D-NY) and Congressman John McHugh (R-NY) announced yesterday that Pipeline Data Inc. PPDA will establish its US call center operations in St. Lawrence County, NY. The announcement was made at an economic development press conference held at the Frederic Remington Art Museum in Ogdensburg, NY. Pipeline Data is a rapidly growing provider of credit card processing services to merchants, and has recently received board approval to expand its US call center operations. It has authorized its subsidiary, Northern Merchant Services, which currently employs 24 people in Brasher Falls, NY, to build or purchase a facility that will have an initial capacity of 40 people. The company expects full implementation by 2005, and pending its success, will undertake further expansion into the region.


     The efforts of Senator Clinton and Congressman McHugh to establish high speed fiber optic infrastructure in the North Country, combined with the favorable regional labor market, contributed heavily to Pipeline Data's decision to expand in St. Lawrence County. Pipeline Data is grateful to both Senator Clinton and Congressman McHugh for their leadership in bringing advanced technologies to the North Country. Their endeavors have resulted in significant benefits to businesses in the region, and have allowed companies like Pipeline Data to prosper.


     About Pipeline Data Inc.


     Pipeline Data Inc. provides integrated transaction processing services for all major credit cards. The Company offers card processing services in three key areas: wireless mobile payment, e-commerce solutions and retail merchant payment. Pipeline Data currently serves over 10,000 merchant customers.


     Safe Harbor Statement


     The information provided for in this Press Release contains forward-looking statements that involve risks and uncertainties more fully set forth in the Company's filing. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this press release contains statements that are forward-looking, such as statements relating to uncertainties that could affect performance and results of the Company in the future and, accordingly, such performance and results may materially differ from those expressed or implied in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to those relating to the Company's growth strategy, customer concentration, outstanding indebtedness, seasonality, expansion and other activities of competitors, changes in federal or state laws and the administration of such laws, protection of the securities markets and other risks detailed in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Statements made in this Press Release that are not historical facts are forward-looking statements that are subject to the "safe harbor" created by the Private Securities Litigation Reform Act of 1995. The Company's actual results could differ significantly from those discussed and/or implied herein.


     Contact Information: Pipeline Data Inc. Lane Gordon, 800-932-5708 x228 Lane.Gordon@pipelinedata.com www.pipelinedata.com